UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

On March 22, 2007, the Company entered into a short term financing transaction (the “Loan”) with Pulaski Bank and Trust Company of St. Louis, MO (“Pulaski”), pursuant to which Pulaski has agreed to loan up to $750,000 to the Company, subject to certain conditions, pursuant to an unsecured Promissory Note (the “Note).

The following describes certain material terms of the Transaction:

•

On March 22, 2007, the Company borrowed $200,000 representing the initial borrowing under the Note (the “Initial Borrowing”). Under the terms of the Note, $18,750 out of the gross proceeds of the Initial Borrowing was paid to Pulaski to cover closing fees relating to the transaction.

•	The Note will become due and payable on April 21, 2007. The Note can be prepaid by the Company at any time without penalty.

•	The outstanding principal amount of the Note will bear interest at the rate of the prime rate minus .05% (7.75% per annum initially).

•	The Note is an unsecured obligation of the Company and is subordinated to the Company’s outstanding loan to Laurus Master Fund, Ltd.

•

Borrowings under the Note require personal guarantees which are anticipated from officers, directors and other affiliates of the Company. The Initial Borrowing was guaranteed by a director and his spouse. The Company issued to the guarantors of the Initial Borrowing under the Note a warrant (the “Initial Borrowing Guarantor Warrant”) to purchase up to 109,090 shares of the Company’s Common Stock, par value $0.01 per share, at an exercise price of $1.10 per share. The Warrant will expire on March 21, 2012. Under the terms of the Warrant, the guarantors shall have piggy-back registration rights for the shares underlying the Warrant. The Company anticipates issuing additional warrants to the same or additional guarantors having the same or similar terms as the Initial Borrowing Guarantor Warrant with regard to each additional borrowing under the Note.

•

The guarantors of the Initial Borrowing are, and the guarantors of any additional borrowings under the Note will be indemnified by the Company under Indemnification Agreements, which hold the guarantors harmless for any loss as a result of a default of the Note by the Company and agree to issue restricted stock valued at $1.10 per share, as described in the Indemnity Agreement, to the guarantors in the event of a default of the Note that results in a payment under the guarantee.

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•

The Company issued to Pulaski a warrant (the “Pulaski Warrant”) to purchase up to 25,000 shares of the Company’s Common Stock, par value $0.01 per share, at an exercise price of $1.10 per share. The Warrant will expire on March 21, 2012. Under the terms of the Warrant, Pulaski shall have piggy-back registration rights for the shares underlying the Warrant.

•

The Guarantor Warrant and the Pulaski Warrant were issued by the Company as described above in a transaction that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and by virtue of Rule 506 of Regulation D under the Securities Act. Such sale and issuance did not involve any public offering, was made without general solicitation or advertising, and the guarantors and Pulaski are accredited investors with access to all relevant information necessary to evaluate the investment and represented to us that the Warrant was being acquired for investment.

The Note will not provide sufficient funding to support the Company’s operations and clinical development activities for any meaningful time. Accordingly, the Company will be required to obtain additional financing in the near future. The Company’s ability to continue present operations, clinical development activities and to repay the Note and other outstanding obligations is dependent upon its ability to obtain significant funding from sources other than its parent, Accentia Biopharmaceuticals, Inc., which is subject to contractual covenants prohibiting additional investments in, and loans to, the Company. The Company’s outstanding obligations include installments of principal and interest under its Promissory Note to Laurus Master Fund, Ltd., which were due in January through March, 2007, although there has been no notice of default in connection with these past-due payments. Additional sources of funding have not been established, however, the Company is currently exploring various financing alternatives, and has hired investment consultants to assist in these efforts. There can be no assurances that the Company will be successful in securing such financing on acceptable terms or at all. For further information on the risks associated with the Company that may affect the value of its shares please refer to the Company’s Risk Factors set forth in Item 1A of its Annual Report on Form 10-KSB for the year ended September 30, 2006 which are hereby incorporated by reference, along with the other Exchange Act filings of the Company.

The foregoing descriptions of the Transaction does not purport to be a complete description of the material terms of the Transaction and is qualified in its entirety by reference to the agreements entered into in connection with the Transaction. Such agreements are included as exhibits to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian M.D.
Steven Arikian, M.D.
Chief Executive Officer

Date: March 28, 2007

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Promissory Note dated March 22, 2007, between Biovest International, Inc. (“Biovest”) and Pulaski Bank and Trust Company. (“Pulaski”).

10.2	Common Stock Warrant from the Company to Pulaski dated March 22, 2007.

10.3	Common Stock Warrant from the Company to Peter Pappas and Catherine Pappas dated March 22, 2007.

10.4	Indemnity Agreement from the Company to Peter Pappas and Catherine Pappas dated March 22, 2007.

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